Privileged & Confidential July 5, 2018 William R. Ford By Hand Delivery Dear Bill: As you are aware, AltaGas Ltd. (“AltaGas”), WGL Holdings, Inc. (“WGL”) and Wrangler Inc. have entered into that certain Agreement and Plan of Merger dated as of January 25, 2017 (the “Merger Agreement”). We greatly value your dedication and contributions to the success of WGL and its affiliates, including Washington Gas Light Company (the “Company”), and would like for you to continue making valuable contributions going forward. Therefore, subject to the consummation of the transactions contemplated by the Merger Agreement and the closing of such transactions (the date of the closing of such transactions, the “Closing Date”), the Company is pleased to extend an offer for you to continue your employment with the Company as Vice President and Chief Accounting Officer beginning on the Closing Date. In addition, subject to the consummation of the transactions contemplated by the Merger Agreement, the Company is pleased to offer you the opportunity to earn a special retention bonus on the terms and conditions set forth in this letter (this “Letter”). A summary of the terms of your employment beginning on the Closing Date and the terms and conditions of the special retention bonus are as follows: 1. Base Salary Commencing on the Closing Date, your annualized base salary will be $283,000.00 (USD), subject to applicable taxes and other withholdings as required by law or the policies of the Company. 2. Benefits During your employment with the Company from and after the Closing Date, you will be eligible to participate in the employee benefit programs and plans sponsored and maintained by the Company and made available to similarly situated employees from time to time, which, for the two-year period beginning on the Closing Date, will be no less favorable, in the aggregate, than the employee benefit programs sponsored and maintained by the Company in which you participated immediately prior to the Closing Date, subject to the terms of the applicable programs and plans as in effect from time to time. You will also be entitled to the fringe benefits and perquisites that are made available to other similarly situated employees of the Company, each in accordance with and subject to the eligibility and other provisions of such plans and programs as in effect from time to time. In addition, and notwithstanding anything herein to the contrary, you will be eligible to participate in any change in control severance plan that covers any other similarly situated executive employees of the Company and, for the two-year period beginning on the Closing Date, your participation in the following plans shall continue with the same benefit accruals and on the same terms and conditions as in effect prior to the date of this Letter: • Washington Gas Light Company Employees’ Pension Plan CONFIDENTIAL TERMS OF EMPLOYMENT

• Washington Gas Light Company Defined Contribution Supplemental Executive Retirement Plan, as amended • Washington Gas Light Company Defined Benefit Restoration Plan • Washington Gas Light Company Defined Contribution Restoration Plan 3. Retention Bonus The Company acknowledges that, following the Closing Date, there will be a significant diminution in your duties and responsibilities, and accordingly, effective as of the Closing Date, you have grounds to terminate your employment in a Good Reason Resignation (as defined in Section 2.17(1.B) of the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives, as amended (the “Change in Control Severance Plan”)), subject to the terms and conditions of the Change in Control Severance Plan. In recognition of your continued service, the Company is offering you a retention bonus in the amount of $817,400.00 (USD), less applicable taxes and other withholdings and deductions as required by law or the policies of the Company (the “Retention Bonus”), subject to the satisfaction of the terms and conditions of this Letter. The Retention Bonus will be paid to you in a lump sum cash payment within the 30 days immediately following the Closing Date, so long as you remain continuously employed by the Company from the date of this Letter through the Closing Date. You will not be eligible to receive the Retention Bonus if your employment with the Company terminates for any reason prior to the Closing Date. For the avoidance of doubt, if your employment with the Company terminates prior to the Closing Date, the compensation and benefits you will be eligible to receive in connection with such termination will be governed by the Change in Control Severance Plan, in accordance with its existing terms and conditions. The Retention Bonus is subject to the consummation of the transactions contemplated by the Merger Agreement. Accordingly, in the event that the Merger Agreement is terminated and the closing of the transactions contemplated thereby does not occur, you will not receive the Retention Bonus (or any portion thereof). Payment of the Retention Bonus is subject to your compliance with, and you hereby agree that you will abide by, the Post-Employment Policy (as defined below and amended herein), which is incorporated herein by reference, and a copy of which is attached as Exhibit 2 to the Change in Control Severance Plan. In addition, as a condition to the receipt of the Retention Bonus, you must first execute and deliver to the Company (and not revoke in any time provided by the Company to do so) a general release of claims (the “Release”), which Release shall be delivered to you no later than seven days following the Closing Date and be substantially in the form attached to this Letter as Exhibit A (subject to any changes that the Company determines are necessary or desirable as a result of changes in applicable law), on or prior to the date that is 21 days following the date upon which the Company delivers the Release to you, which Release shall release and discharge the Company, WGL, AltaGas, their respective affiliates, and each of the foregoing entities’ respective owners, shareholders, partners, officers, managers, members, employees, directors, attorneys, affiliates, subsidiaries, parent companies, successors and assigns (collectively, the “Company Parties”) from any and all claims or causes of action arising out of your employment with the Company or any other Company Party or, if applicable, the termination of such employment, and in either case prior to your execution of the Release, other than claims relating to the right to receive the Retention Bonus, to the benefits described in Section 4.1(b) of the Change in Control Severance Plan (as described below) and to benefit entitlements under the programs described in section 2 of this Letter, as well as claims that cannot be waived under applicable law and claims arising after the day on which you execute the Release. For the avoidance of doubt, if you terminate your employment for any reason at any time during the two-year period following the Closing Date, you will receive your benefits under Section 4.1(b) of the Change in Control Severance Plan, subject to your compliance with, and you hereby agree that you will abide by, the Post-Employment Policy (as amended herein), and your timely execution, non-revocation and delivery to the Company of the Release, which Release shall be delivered to you no later than seven days 2 CONFIDENTIAL TERMS OF EMPLOYMENT following the date of such termination and be substantially in the form attached to this Letter as Exhibit A (subject to any changes that the Company determines are necessary or desirable as a result of changes in applicable law). In exchange for the Retention Bonus, you hereby agree that, effective as of the Closing Date, except as otherwise set forth herein, this Letter extinguishes all rights, if any, that you may have and ever may have, contractual or otherwise, relating to or arising out of the Change in Control Severance Plan, and you expressly acknowledge and agree that, as of the Closing Date, the Company (and, as applicable, each other Company Party) will have fully and finally satisfied all obligations that they have owed, and ever could owe, pursuant to the Change in Control Severance Plan, as all Company (and, as applicable, each other Company Party) obligations under the Change in Control Severance Plan shall be deemed fully and finally satisfied as of the Closing Date; provided, however, that, notwithstanding the foregoing or anything to the contrary contained in this Letter, you will continue to be eligible to receive the benefits described in Section 4.1(b) of the Change in Control Severance Plan on the same terms and conditions and under the same circumstances you would have been eligible to receive such benefits under the Change in Control Severance Plan prior to your entry into this Letter. For the avoidance of doubt, you acknowledge and agree that, except for any benefits you may be eligible to receive pursuant to Section 4.1(b) of the Change in Control Severance Plan, the occurrence of the Closing Date (either alone or in conjunction with other events) will not give rise to any rights to severance pay or benefits pursuant to the Change in Control Severance Plan, and that neither the Company nor any other Company Party will have severance pay obligations to you upon or following the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, in the event you are or may be otherwise entitled to any right or benefit pursuant to Section 4.5 of the Change in Control Severance Plan, you will not be deemed to surrender or forfeit, and this Letter shall not be deemed to terminate or extinguish, any such right or benefit, and Section 4.5 of the Change in Control Severance Plan shall remain applicable and in full force and effect. For the avoidance of doubt, this includes, but is not limited to, the right to receive a Gross-up Payment (as defined in the Change in Control Severance Plan) under circumstances where payments by the Company to you, under this or any other agreement or arrangement, would exceed the limit for deductible payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), by 10% or more. To the extent you are not entitled to a Gross-up Payment and any payments by the Company to you under this Letter or any other agreement or arrangement with the Company would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such payments shall be reduced (but not below zero) to the minimum extent necessary so that no portion of such amounts received by you will be subject to the excise tax imposed by Section 4999 of the Code. Such reduction shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes your economic position and after-tax income; for the avoidance of doubt, you shall not have any discretion in determining the manner in which the payments are reduced. 4. Short-Term Incentive Plan During the term that you are employed by the Company after the Closing Date, you will be eligible to participate in WGL’s or the Company’s, as applicable, annual short-term incentive bonus plan, as in effect from time to time (the “Bonus Plan”), which shall provide you with an opportunity to receive an annual, fiscal year bonus for (i) the WGL fiscal year beginning October 1 that includes the Closing Date and (ii) each complete fiscal year thereafter during which you are employed by the Company, based on corporate and individual performance criteria determined in the discretion of the Board of Directors of WGL (or any successor thereto) or a designated committee thereof (the “Board”) and in accordance with the terms of the Bonus Plan. Under the current Bonus Plan, and in your current position, each annual bonus shall have a target amount equal to 40% of your then-current base salary, which amount shall be prorated to reflect any WGL fiscal year that is less than 12 months, if applicable. 3 CONFIDENTIAL TERMS OF EMPLOYMENT

In the event that your employment terminates for any reason, other than due to a termination for Cause (as defined in the Change in Control Severance Plan), prior to the end of the performance cycle for the annual short-term incentive award granted for the fiscal year in which such termination occurs, you will be eligible to receive a pro-rata short-term incentive bonus for such period, which will be paid at the same time that short-term incentive bonuses are paid to similarly situated actively employed executives. Your entitlement to any such pro-rata short-term incentive bonus will be subject to your compliance with, and you hereby agree that you will abide by, the Post-Employment Policy (as amended herein), and your timely execution, non-revocation and delivery to the Company of the Release, which Release shall be delivered to you no later than seven days following the date of such termination and be substantially in the form attached to this Letter as Exhibit A (subject to any changes that the Company determines are necessary or desirable as a result of changes in applicable law). Any “Pro-Rata Bonus” (as such term is defined in the “Company Disclosure Schedules” to the Merger Agreement) that is paid to you for the fiscal year in which the Closing Date occurs shall be applied towards your annual bonus for such fiscal year as described in the preceding provisions of this paragraph. 5. Long-Term Incentive Awards Granted in October 2017 With respect to the long-term incentive awards granted to you in October 2017, any termination of your employment, other than a termination for Cause, within the two-year period beginning on the Closing Date will be considered a Good Reason Resignation, entitling you to accelerated vesting of those awards and settlement thereof in accordance with their terms. 6. At-Will Employment Your employment with the Company will be for no specific period of time. Rather, your employment will be “at-will,” meaning that you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice and for any reason or no particular reason. Nothing in this Letter provides a guarantee of employment for any particular time. Although your compensation and benefits may change from time to time, the at-will nature of your employment may only be changed by an express written agreement signed by an authorized officer of the Company. 7. Post-Employment Restrictions Effective as of the Closing Date, Section III.B.2. of the Company’s Policy of Post-Employment Restrictions (the “Post-Employment Policy”), as it applies to you for purposes of this Letter, shall be amended and restated so that such Section III.B.2. of that Post-Employment Policy reads, in its entirety, as follows: 2. Solicitation of Customers. The solicitation of any customer or prospective customer of WGL Holdings, Inc. and/or Washington Gas Light Company with whom or which the executive had substantive contact regarding actual or prospective business with the Company during the preceding year, or for whom or which executive had direct or indirect responsibility, or about whom or which the executive obtained Confidential Information, in each case, as an employee or representative of WGL Holdings, Inc. and/or Washington Gas Light Company, which solicitation is with the intent of soliciting business competitive to that of WGL Holdings, Inc. and/or Washington Gas Light Company or diverting business from WGL Holdings, Inc. and/or Washington Gas Light Company. 4 CONFIDENTIAL TERMS OF EMPLOYMENT

In addition, nothing in the Post-Employment Policy or this Letter will prohibit or restrict you from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to you individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (3) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Letter requires you to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify WGL and/or the Company or any of their respective affiliates that you have engaged in any such conduct. REMAINDER OF PAGE INTENTIONALLY BLANK SIGNATURE PAGE FOLLOWS 5 CONFIDENTIAL TERMS OF EMPLOYMENT

This offer is open for your acceptance until 8:00 am EDT on July 6, 2018. Please sign below to acknowledge your agreement and consent to the above terms and return this Letter to Luanne Gutermuth, SVP Shared Services & CHRO. Yours sincerely, WASHINGTON GAS LIGHT COMPANY By: /s/ Terry D. McCallister Name: Terry D. McCallister Title: Chairman/CEO /s/ William R. Ford Acknowledged and accepted on this 6th day of July, 2018. SIGNATURE PAGE TO TERMS OF EMPLOYMENT US 5741233